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                                                                  EXHIBIT 10-20

                                 PROMISSORY NOTE

                                  Dallas, Texas                  April 16, 1998

$1,000,000.00
-------------

MAKER:               Kaire International, Inc.

PAYEE: Global Marketing L.L.C., a Nevada limited liability corporation

PLACE FOR PAYMENT:   12901 Nicholson Road, #370, Farmers Branch, Texas 75234,
                     or such other place as Payee may designate.

PRINCIPAL AMOUNT:    One Million Dollars ($1,000,000.00)

INTEREST RATE:       Ten percent (10%) per annum

PAYMENT TERMS:       The Principal Amount and interest of this note shall be
                     due and payable before 10:00 A.M. local time at the Place for Payment as follows:

                     In full ninety (90) days from the date of this note, or five days after the close of the Initial Public Offering to be undertaken by Maker, whichever occurs first in time.

     For value received, Maker promises to pay to the order of Payee at the Place for Payment and according to the Payment Terms the Principal Amount (or so much thereof as may be advanced and outstanding) plus interest on the balance of the Principal Amount from time to time outstanding at the Interest Rate.

     The Interest Rate on all past due principal and interest shall be the highest rate permitted by Applicable Law; or, if no highest is provided by Applicable Law, at the rate of 3% per month.

     Interest shall be calculated at a daily rate equal to 1/365 of the Interest Rate.

      The term "Applicable Law" means (1) the law pertaining to maximum rates of interest that are now in effect and (2) any law that comes into effect at any time in the future allowing a higher maximum interest rate than the law now in effect.

     This note may be prepaid in part or in its entirety at any time. Partial prepayment shall be applied first to accrue interest with the balance to principal.

     Each Maker, signer, surety, endorser and guarantor, if any, of this note and each person, firm, corporation, or other entity that grants any lien or security interest securing payment of this note, jointly and severally waive grace, presentment for payment, notice of renewals and extensions, notice of nonpayment, notice of protest, notice of and demand for payment of installments or other amounts coming due under this note that are not paid when due, notice of intent or election to accelerate


                          Page 1 of $1,000,000.00 Note


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maturity or the actual acceleration of maturity of the indebtedness evidenced by this note, and diligence in the collection hereof or in filing suit hereon and agree to one or more extensions for any period or periods of time and partial payments before or after maturity without prejudice to the holder.

     If this note is placed in the hands of an attorney for collection after default or maturity, or is collected by legal proceedings of any kind, the Maker agrees to pay all costs of collection, including a reasonable attorney's fee, which shall bear interest from the date of its accrual at the highest rate permitted by law.

     In the event of default in the payment of any part of the Principal Amount or interest on this note as and when due, or in the event of default in the performance of any covenant, condition, or agreement contained in any document or agreement securing the payment of this note, then the holder of this note shall have the unconditional right without demand, notice, or other action to declare the unpaid balance of the Principal Amount of this note, together with interest accrued thereon at once due and payable and to foreclose each lien securing the payment hereof, either under any power of sale contained in such documents or agreements or by court proceedings, as such holder may elect.

     All agreements and transactions between Maker and Payee, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, and hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, prepayment, demand for payment or otherwise, shall the amount contracted for, charged or received by Payee from Maker for the use, forbearance, or detention of the Principal Amount or Interest thereon, which remains unpaid from time to time, exceed the maximum amount permissible under Applicable Law, it particularly being the intention of the parties hereto to conform strictly to laws of the State of Texas and of the United States of America, whichever is applicable. Any interest payable hereunder or under any other instrumental relating to the loan evidenced hereby that is in excess of the legal maximum under Applicable Law, shall, in the event of acceleration of maturity, prepayment, demand for payment or otherwise, be automatically, as of the date of such acceleration, prepayment demand or otherwise, applied to a reduction of the Principal Amount and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the Principal Amount, such excess shall be refunded to Maker. To the extent permitted by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan, all interest at any time contracted for, charged or received from Maker in connection with the loan so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

      This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect.

     Maker warrants and represents to Payee and to each present and future owner and holder of this note that all loans evidenced by this note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.


                          Page 2 of $1,000,000.00 Note


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                                       KAIRE INTERNATIONAL INC.



                                       By: /s/ Illegible
                                          ------------------------------

                                          ------------------------------

                                       Its President
                                          ------------------------------

















                          Page 3 of $1,000,000.00 Note


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                                   AGREEMENT


     This AGREEMENT ("Agreement") made and entered into this 8th day of July, 1998 by Global Marketing L.L.C. of 12901 Nicholson Road, #370, Farmers Branch, Texas 75234, party of the first part and hereinafter "Global" and Kaire International, Inc. of 380 Lashley Street, Longmont, CO. 80501, party of the second part and hereinafter "Kaire".

     WHEREAS, Global loaned to Kaire the sum of $1,000,000 evidenced by a 90 day promissory note ("Promissory Note") date April 16, 1998 attached hereto and incorporated herein:

     WHEREAS, the repayment terms of the Promissory Note contain the following language: "In full ninety (90) days for the date of this note, or five (5) days after the close of the Initial Public Offering to be undertaken by Maker, whichever occurs first in time.";

     NOW THEREFORE, for and in consideration of the sum of ten dollars ($10.00), cash in hand paid, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Global and Kaire hereby agree to amend the "Payment Terms" paragraph of the Promissory Note to read as follows:

     PAYMENT TERMS: The Principal Amount with accrued interest shall be payable upon demand.

     In Witness Whereof, the parties hereto have affixed their signatures below.

/s/ L. Scott McKnight                  /s/ W. F. Woodburn
-----------------------------          ---------------------------------
Global Marketing, L.L.C.               Kaire International, Inc.
By: L. Scott McKnight                  By: William F. Woodburn
Manager                                Treasurer